Exhibit 5.g

BASHAM, RINGE Y CORREA, S.C.

ABOGADOS

Paseo de Los Tamarindos 400-A Piso 9 Col. Bosque de las Lomas 05120 México, D.F. México Tel. (52) 5261-0400 Fax (52) 5261-0496 E-Mail : basham@basham.com.mx World Wide Web: http://www.basham.com.mx	Batallón de San Patricio No. 109 Piso 16 Col. Valle Oriente 66269 San Pedro Garza García, N.L. Tel. (528) 299.2100 Fax (528) 299.2109 E-Mail : basham_mty@basham.com.mx

September 3, 2003

Envases Generales Crown, S.A. de C.V.

Crown Mexican Holdings, S. de R.L. de C.V.

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

Ladies and Gentlemen:

Re:  Form S-4 Registration Statement (Reg. No. 333-105552)

We have acted as special counsel to Envases Generales Crown, S.A. de C.V., a Mexican corporation (“Envases”) and Crown Mexican Holdings, S. de R.L. de C.V. (“Mexican Holdings” and, together with Envases, the “Mexican Guarantors”), in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-105552) originally filed by Crown European Holdings (“CEH”) and the other registrants named therein (the “Guarantors”) on May 23, 2003 with the Securities and Exchange Commission of the United States under the applicable U.S. securities laws, as amended (the “Registration Statement”), for the purpose of registering the issuance by CEH of up to an aggregate principal amount of (i) $1,085,000,000 of CEH’s 9 1/2% Second Priority Senior Secured Notes due 2011; (ii) €285,000,000 of CEH’s 10 1/4% Second Priority Senior Secured Notes due 2011; and (iii) $725,000,000 of CEH’s 10 7/8% Third Priority Senior Secured Notes due 2013 (the “New Notes”) and the guarantees thereof by the Guarantors, including the Mexican Guarantors (the “New Guarantees”) under the applicable U.S. securities laws. The New Notes are to be issued in exchange for an equal aggregate principal amount of CEH’s outstanding (i) 9 1/2% Second Priority Senior Secured Notes due 2011; (ii) 10 1/4% Second Priority Senior Secured Notes due

2011; and (iii) 10 7/8% Third Priority Senior Secured Notes due 2013, respectively (the “Old Notes”), and the guarantees thereof by the Guarantors (the “Old Guarantees”), pursuant to the Registration Rights Agreements (the “Registration Rights Agreements”) by and among CEH, Envases, the other Guarantors, Salomon Smith Barney Inc., Deutsche Bank Securities Inc., ABN AMRO Incorporated and Jefferies & Company, Inc. incorporated by reference as Exhibits 4.k and 4.l to the Registration Statement. The New Notes and the New Guarantees are to be issued pursuant to the terms of the Second Priority Notes Indenture and the Third Priority Notes Indenture, dated as of February 26, 2003, by and among CEH, Envases, the Guarantors and Wells Fargo Bank Minnesota, National Association as trustee (the “Trustee”), incorporated by reference as Exhibits 4.m and 4.p to the Registration Statement, as supplemented or amended from time to time (the “Indentures”). The Indentures are to be qualified under the applicable U.S. Laws. Capitalized terms not otherwise defined herein, will have the same meaning ascribed thereto in the Indentures.

In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Mexican Guarantors), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Mexican Guarantors.

Based upon and subject to the foregoing, we are of the opinion that:

1.	Each Mexican Guarantor is duly organized and validly existing under the laws of Mexico and has the corporate power and authority to execute, deliver and perform the Indentures and the New Guarantees of the Mexican Guarantors.

2.	The execution, delivery and performance of the New Guarantees of each Mexican Guarantor have been duly authorized by each Mexican Guarantor.

3.	Each Mexican Guarantor has duly executed and delivered the Indentures.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Very truly yours,

BASHAM, RINGE Y CORREA, S.C.

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